Exhibit 10.8

CARBON BLACK, INC. AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN

Enacted January 1, 2012

Amended and Restated November 1, 2012

1.                                      Establishment, Purpose and Types of Awards

Carbon Black, Inc. a Delaware corporation (the “Company”), hereby establishes the Carbon Black, Inc. AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve value to the equity holders and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best-available persons.

The Plan permits the granting of Stock Options to purchase (including to the extent permitted by applicable law, incentive stock options qualifying under Code section 422 and nonqualified stock options) restricted or unrestricted stock, phantom stock, performance awards, other equity-based awards, or any combination of the foregoing.

2.                                      Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a)                                 “Administrator” means the Board or committee(s) appointed by the Board that administers the Plan in accordance with Section 3 hereof.

(b)                                 “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

(c)                                  “Articles” means the Company’s Certificate of Incorporation, as may be amended from time to time.

(d)                                 “Award” means any Stock option, Stock appreciation right, Stock award, phantom Stock award, performance award, or other equity-based award.

(e)                                  “Board” means the Board of Directors of the Company.

(f)                                   “Change in Control” means a Deemed Liquidation Event, as defined in the Articles, provided however, a private equity or venture capital financing of any of the Company through the sale of shares or other equity in the Company, which financing is led by one or more venture capital or private equity funds, for the primary purpose of raising capital for use in the operations of the Company, any internal reorganization or transaction or series of transactions in which the Board of Directors determines in its sole discretion is not a Change of Control, shall not be considered a Change in Control.

(g)                                  “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(h)                                 “Continuous Service” means that the Participant’s service with the Company or any subsidiary thereof, whether as an Employee, director or consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Option Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence. For purposes of clarity, with respect to grants on or subsequent to the date of amendment and restatement hereof, the definition herein shall apply, and with respect to grants occurring prior to such date, the definition shall be as provided in the orginal enactment hereof.

(i)                                     “Fair Market Value” means, with respect to a share of the Company’s Stock for any purpose on a particular date, the value determined by the Administrator in good faith and in accordance with the Stockholders Agreement. However, if the Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and listed for trading on a national exchange or market, “Fair Market Value” means, as applicable, (i) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Administrator’s discretion, quoted on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market; (ii) the last sale price on the relevant date quoted on the Nasdaq SmallCap Market; (iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator’s discretion; or (iv) if the Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Stock, or by such other source, selected by the Administrator. If no public trading of the Stock occurs on the relevant date but the Stock are so listed, then Fair Market Value shall be determined as of the next preceding date on which trading of the Stock does occur. For all purposes under this Plan, the term “relevant date” as used in this Section 2(h) means either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Stock occurs, as determined in the Administrator’s discretion.

(j)                                    “Grant Agreement” means a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

(k)                                 “Stock” or “Shares” means Common Stock of the Company as described in the Articles.

3.                                      Administration

(a)                                 Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the “Administrator”).

(b)                                 Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of Stock to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 6 or 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company; (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period; and (viii) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

(c)                                  Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d)                                 Limited Liability. To the maximum extent permitted by law, the Administrator (and its delegees) shall not be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e)                                  Indemnification. To the maximum extent permitted by law and by the Articles, the Administrator (and its delegees) shall be indemnified by the Company in respect of all their activities under the Plan.

(f)                                   Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.                                      Stock Available for the Plan

(a)                                 Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of Stock that may be delivered to participants under the Plan shall be determined by the Board of Directors of the Company, subject to the terms of the Articles and applicable agreements between the Company and its stockhlders including without limitation the Stockholders Agreement. In addition, any Stock delivered under the Plan of the Company, which is forfeited back to the Company because of the failure to meet an award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan.

(b)                                 If any Award, or portion of an Award, under the Plan, expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled, or if any Stock are surrendered to the Company in connection with any Award (whether or not such surrendered equity was acquired pursuant to any Award), or if any Stock are withheld by the Company, the Stock are subject to such Award and the surrendered and withheld Stock shall thereafter be available for further Awards under the Plan; provided, however, that any such Stock that are surrendered to or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422, to the extent permitted under the applicable law.

(c)                                  Incentive Stock Options: Each Stock Option intended to be an Incentive Stock Option (“ISO”), to the extent permitted by law, must be so designated at the time of grant, and shall be issued only to an employee of the Company or an Affiliate of Company and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

(i).                                  Minimum standards: The ISO shall meet the minimum standards required of all other Stock Options, except as provided herein.

(ii).                               Option Price: At the time the ISO is granted, if the participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

(y).                              10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per Stock covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

(z).                               More than 10% of the total combined voting power of all classes of Stock of the Company or an Affiliate, the Option price per Stock covered by each ISO shall not be less than 110% of the said Fair Market Value on the date of grant.

(iii).                            Term of Option: For participants who own:

(y).                              10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

(z).                               More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

(iv).                           Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

5.                                      Participation

Participation in the Plan shall be open to such employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable prior to the date the individual first commences performance of such services.

6.                                      Awards

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. The Administrator may permit or require a recipient of an Award to defer such individual’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.

(a)                                 Stock Options. The Administrator may, to the extent permitted by applicable law, from time to time grant to eligible participants Awards of incentive Stock options as that term is defined in Code section 422 or nonstatutory Stock options; provided, however, that Awards of incentive Stock options shall be limited to employees of the Company or of any current or hereafter existing “parent” or “subsidiary,” as defined in Code sections 424(e) and (f), respectively, of the Company. Options intended to qualify as incentive Stock options under Code section 422 must have an exercise price at least equal to Fair Market Value as of the date of grant, but nonstatutory Stock options may be granted with an exercise price less than Fair Market Value. No Stock option shall be an incentive Stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such Stock option.

(b)                                 Stock Awards. The Administrator may from time to time grant restricted or unrestricted Stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A Stock Award may be paid in Stock, in cash, or in a combination of Stock and cash, as determined in the sole discretion of the Administrator.

(c)                                  Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units (“Phantom Stock”) in such amounts and on such terms and conditions, as it shall determine. Phantom Stock granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of Phantom Stock may be settled in Stock, in cash, or in a combination of Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a Stock holder with respect to Stock represented by a phantom Stock solely as a result of the grant of a phantom Stock to the grantee.

(d)                                 Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery Stock or cash, or any combination of Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Company’s or an Affiliate’s operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Administrator may designate.

(e)                                  Other Equity-Based Awards. The Administrator may from time to time grant other equity-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other equity-based awards may be denominated in cash, in Stock or other securities, equity-equivalents, in securities or debentures convertible into Stock, or in any combination of the foregoing and may be paid in Stock or other securities, in cash, or in a combination of Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

7.                                      Miscellaneous

(a)                                 Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in Stock, such Stock shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

(b)                                 Loans. The Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(c)                                  Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive Stock option granted with respect to an incentive Stock option, to the extent permitted by applicable law, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(d)                                 Adjustments for Corporate Transactions and Other Events.

(i)                                     Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting the Stock, (A) the maximum number of Stock as to which Awards may be granted under this Plan, as provided in Section 4 of the Plan, and (B) the number of Stock covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event unless the Board determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made. The Administrator may make adjustments, in its discretion, to address the treatment of fractional units and fractional cents that arise with respect to outstanding Awards as a result of the Stock dividend, Stock split or reverse Stock split.

(ii)                                  Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(d)(i), in the event of any change affecting the Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Administrator, in its discretion and without the consent of the holders of the Awards, may make (A) appropriate adjustments to the maximum number and kind of Stock reserved for issuance or with respect to which Awards may be granted under the Plan, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities subject to Awards.

(iii)                               Change in Control Transactions. In the event of any transaction resulting in a Change in Control of the Company, outstanding Stock options under this Plan will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof. In the event of such termination, the holders of Stock options under the Plan will be permitted, for a period of at least five (5) days prior to the effective time of the Change in Control, to (a) exercise all portions of such Awards that are then exercisable or which become exercisable upon or prior to the effective time of the Change in Control or (b) exercise all portions of such Awards that are then exercisable or which become exercisable upon or prior to the effective time of the Change in Control and surrender of such portion and receive a number of shares Stock equal to the net issuance amount determined in accordance with the following formula:

X = Y(A-B)/A

Where:  X =                                the number of shares of Stock to be issued to the Participant

Y =                                  the number of shares of Stock requested to be exercised under the Grant Agreement.

A =                                  the fair market value of one (1) share of Stock at the effective time fo the Change in Control.

B =                                  the Exercise Price;

Provided, however, that any such exercise of any portion of such an Award which becomes exercisable as a result of such Change in Control shall be deemed to occur immediately prior to the effective time of such Change in Control.

(iv)                              Unusual or Nonrecurring Events. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards,

adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e)                                  Substitution of Awards in Mergers and Acquisitions. Subject to the other provisions of the Plan, awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or Stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(f)                                   Other Agreements. As a condition precedent to the grant of any Award under the Plan, the exercise pursuant to such an Award, or to the delivery of certificates for Stock issued pursuant to any Award, the Administrator may require the grantee or the grantee’s successor or permitted transferee, as the case may be, to become a party to a stock restriction agreement, the Stockholders Agreement, voting trust agreement or other agreements regarding the Stock of the Company in such form(s) as the Administrator may determine from time to time.

(g)                                  Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time.

(h)                                 Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the any of the Company or shall interfere in any way with the right of any of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.

(i)                                     Compliance with Securities Laws; Listing and Registration. If at any time the Administrator determines that the delivery of Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal or state securities laws, the right to exercise an Award or receive Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Stock under Federal, state or foreign laws.

The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any Stock certificate, make such written representations

(including representations to the effect that such person will not dispose of the Stock so acquired in violation of Federal, state or foreign securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Stock in compliance with applicable Federal, state or foreign securities laws. The Stock certificates issued pursuant to this Plan may bear a legend restricting transferability of the Stock unless such Stock are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state or foreign securities laws.

(j)                                    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(k)                                 Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the Commonwealth of Virginia without regard to its conflict of laws principles.

(l)                                     Effective Date; Termination Date. The Plan is effective as of the effective date stated herein. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan. This Plan may be amended, revised, modified or earlier terminated by vote of the Board of Directors of the Company; provided howver any such amendment, revision, modification or termination shall not adversely affect grants occurring prior to the date of termination. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Carbon Black, Inc.

Stock Option Grant Notice

(2012 Amended and Restated Equity Incentive Plan)

Carbon Black, Inc. (the “Company”), pursuant to its 2012 Amended and Restated Equity Incentive Plan (the “Plan”), hereby grants to Optionholder, an option to purchase the number of shares of the Company’s Common Stock set forth below.

This Option is subject to all of the terms and conditions as set forth herein and in the Plan (a copy of which has been made available to all participants), and in the Stock Option Agreement, the later of which is attached hereto as Attachment 1 and incorporated herein in its entirety.

Optionholder:	Firstname Lastname

Date of Grant:
Number of Common Shares Subject to Option:	###
Exercise Price (Per Share):
Expiration Date:	10 years from Grant Date

TYPE OF GRANT:	[ ]	Incentive Stock Option [ ] Non-statutory Stock Option

EXERCISE SCHEDULE:	[ ]	Same as Vesting Schedule

VESTING SCHEDULE: One [fourth (1/4th)] of the Shares subject to this Option vests on the one year anniversary of Date of Grant. One [thirty-sixth (1/36th)] of the remaining Shares vest on a calendar monthly basis beginning on the last day of each calendar month thereafter, until all of the remaining Shares are vested.

ADDITIONAL TERMS/ACKNOWLEDGEMENTS:

The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement (Attachment 1 hereto) and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements relating to the subject matter.

Carbon Black, Inc.

By:
Name:

Date:	Date:

1

Carbon Black, Inc. Proprietary

ATTACHMENT 1

STOCK OPTION AGREEMENT

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Stock Option Agreement, Carbon Black, Inc. (the “Company”) has granted you an option under its 2012 Equity Incentive Plan (the “Plan”) to purchase the number of Shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan. “You,” “you,” “your” or “Your” as used herein shall mean the Optionholder. “Option(s)” or “option(s)” refers to your the right to purchase Shares under the Plan and this Agreement.

You hereby agree to the following:

1.              VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

2.              NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

3.              EXERCISE PRIOR TO VESTING (“EARLY EXERCISE”). If permitted in your Grant Notice (i.e., the “Exercise Schedule” indicates that “Early Exercise” of your option is permitted) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the non-vested portion of your option; provided, however, that:

(a)                   a partial exercise of your option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

(b)                   any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement;

(c)                    you shall enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

(d)                   if your option is an Incentive Stock Option, then, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to which your option plus all other Incentive Stock Options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), your option(s) or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

4.              METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

1

(a)                   In the Company’s sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(b)                   Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock either that you have held for the period required to avoid a charge to the Company’s reported earnings (generally six (6) months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

5.              WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

6.              SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the Shares issuable upon such exercise are then registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations. No Shares resulting from the exercise of any Options may be transferred, whether voluntarily, involuntarily, or by operation of law, unless the transfer is permitted under applicable federal and state securities laws. The Company shall not be obligated to take any action that may be necessary or desirable to make any proposed transfer comply with the laws.

7.              TERM. You may not exercise your option before the commencement or after the expiration of its term. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a)                                 except as provided in Section 7(d) below, three (3) months after the termination of your Continuous Service for any reason other than your Disability or death, provided that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in Section 6, your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

(b)                                 six (6) months after the termination of your Continuous Service due to your Disability;

(c)                                  twelve (12) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

(d)                                 in the event of termination of your Continuous Service for any reason other than your Disability or death, which occurs within three (3) months prior to or six (6) months subsequent to a Change in Control, the three (3) month time frames in Section 7(a) shall be extended to one (1) year.

(e)                                  the Expiration Date indicated in your Grant Notice; or

(f)                                   the day before the tenth (10th) anniversary of the Date of Grant.

If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or your permanent and total disability, as defined in Section 22(e) of the Code. (The definition of disability in Section 22(e) of the Code is different from the definition of the Disability under the Plan). The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your Continuous Service terminates or if you otherwise exercise your option more than three (3) months after the date your Continuous Service with the Company or an Affiliate terminates.

8.                                      EXERCISE.

(a)                                 You may exercise the vested portion of your Options (and the unvested portion of your Options if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b)                                 By exercising your Options you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

(c)                                  If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

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(d)                                 By exercising your Options you agree that you shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the managing underwriter(s) (which may exceed one hundred eighty (180) days, at the Company’s reasonable discretion) following the effective date of a registration statement of the Company filed under the Securities Act (the “Lock Up Period”); provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 8(d) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

9.                                      Transferability. Your Options are not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you and as provided in Section 7(c) upon death, by authorized representatives. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

10.                               Share Transfer Restrictions. Prior to the effective date of a registration statement of the Company filed under the Securities Act, and then only to the extent permitted by applicable law, and subject further to the terms of this Agreement or other agreement that you and the Company m may enter into, you may not validly transfer, sell, alienate, pledge, encumber, assign, gift or any other means dispose of (collectively “Transfer”) any Shares purchased or received on exercise of the Option, or any interest in such shares, whether such Transfer is voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) except in the event of a Change in Control. Any Transfer in violation of this Section 10 shall be void ab initio.

11.                               Company and Certain Shareholders Option to Purchase Shares and Transfer Restrictions

(a)                                 Option to Purchase on Termination of Employment Status. If You (i) are terminated by the Company from employment with the Company with or without cause; or (ii) terminate employment with the Company or Continuous Service with the Company otherwise ceases for any reason (other than as provided in Sections 11(b) and (c) below), (collectively, a “Termination Event”), then the Company shall have the option (but not the obligation), for a period of 90 days (or such longer period as agreed amongst other shareholders) after the date of the Termination Event to purchase all or any part of Your Shares. After such 90 day period, other shareholders of the Company shall have the option (but not the obligation) to purchase all or any

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part of the Shares no longer subject to restrictions based on agreements between such shareholders.

(b)                                 Option to Purchase on Disability. If You shall incur a Disability, then the Company shall have the option (but not the obligation) for a period of one year after the date of the Disability to purchase all or any part of Your Shares. After such one year period, other shareholders of the Company shall have the option (but not the obligation) to purchase all or any part of the Shares no longer subject to restrictions based on agreements between such shareholders for the period ending 5 years from the date of the Disability.

(c)                                  Option to Purchase on Death. If You become deceased, then the Company shall have the option (but not the obligation) for a period for one year after the date of death to purchase, from Employee’s estate or heirs or devisees all or any part of Your Shares. After the one year period other shareholders of the Company shall have the option (but not the obligation) to purchase all or any part of the Shares no longer subject to restrictions based on agreements between such shareholders for the period ending 5 years from the date of death.

(d)                                 Price. In the event of a Disability, Death or Termination Event, and if the Company or the other shareholders, as provided herein, shall exercise the option to purchase as provided herein, the price per Share that are subject to purchase as provided in this Section 11, shall be determined as of the last day of the fiscal year immediately prior to the date of such event as follows:

i.                                          Where You were terminated from employment from the Company for Cause, then the price per Share shall be equal to ten (10%) percent of book value of the Company on the last day of the fiscal year immediately preceding the effective date of termination of employment, divided by the number of outstanding Shares of the Company.

ii.                                       Where You leave the employment of the Company, or is are terminated from employment by the Company without cause, or there is a Disablement, or You become deceased, then the price per Share shall be equal to Fair Market Value of each Share.

(e)                                  “Cause” Defined. As used herein “Cause” shall mean You have (i) been indicted for or convicted by a trial court of, or the entered of a plea of nolo contendere by such employee with respect to, having committed a felony, or another crime involving willful fraud, dishonesty or moral turpitude, (ii) abused controlled substances or alcohol or committed acts of dishonesty or moral turpitude that are detrimental to the Company and/or any of its subsidiaries, (iii) committed willful or intentional acts or omissions including without limitation violations of any agreements prohibiting competition, disclosure of confidential information, the solicitation of Company employees, clients or client prospects, or the disparagement of the Company; or (iv) violations of any of the covenants contained in this agreement or any employment agreement between you and the Company.

(f)                                   Market Standoff Agreement. In connection with public offering of shares and upon request of the Company or the underwriters managing such public offering, You agree not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of

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any Shares (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of an public offering of shares.

12.                               OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment or contract. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

13.                               WITHHOLDING OBLIGATIONS.

(a)                                 At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b)                                 Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c)                                  You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

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14.                               NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

15.                               GENERAL.

a.                                      Waiver. No waiver by You or the Company of any breach of any provision hereof will be deemed a waiver of any prior or subsequent breach of the same or any other provision. The failure of You or the Company to exercise any right provided herein will not be deemed on any subsequent occasions to be a waiver of any right granted hereunder to You or the Company.

b.                                      Severability and Savings Provision. The Company and you desire that this Agreement be enforced to the greatest degree possible. If a Court of competent jurisdiction finds any part or provision of this Agreement to be unenforceable, void, overly burdensome or invalid, then the parties request such Court to enforce the remaining parts of this Agreement or the provision, as applicable, as valid and enforceable as though the invalid portions were not a part. Additionally, if any provision relating to time, prohibited conduct, scope of activities or geographical area is deemed unenforceable or overly broad, then you and the also intend that such provision shall not be wholly void but shall, for purposes of this Agreement or the provision, as applicable, be enforced by a court of competent jurisdiction to the maximum extent it deems reasonable and enforceable in any jurisdiction in which such court is convened.

c.                                       Entire Agreement. This Agreement, along with any Grant Notice, and the terms of the Plan, constitute the entire agreement between the parties hereto with respect to the issuance of any form of equity and stock options in the Company which results from employment or the performance of services for the Company, and supersedes and amends all prior representations, warranties and agreements relating thereto (including any in offer letters, employment agreements and related documents) and may be amended only by a writing executed by the parties.

16.                               GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

17.                               NOTHING IN THIS AGREEMENT (AND NOTHING IN ANY COMPANY HANDBOOK AND/OR ANY CODE OF BUSINESS CONDUCT) SHALL BE CONSTRUED AS

MODIFYING YOUR AT-WILL EMPLOYMENT RELATIONSHIP WITH THE COMPANY, WHICH SHALL AT ALL TIMES BE TERMINABLE AT ANY TIME BY YOU OR THE COMPANY, WITH OR WITHOUT ADVANCE NOTICE, AND WITH OR WITHOUT CAUSE. THIS AGREEMENT SHALL NOT BE CONSTRUED TO ESTABLISH OR AFFORD ANY RIGHT TO CLAIM SPECIFIC COMPENSATION OR OTHER EMPLOYEE BENEFITS.

* * * * * * * * * * * * * * * *

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STOCK OPTION EXERCISE NOTICE

Carbon Black, Inc. (fka Bit9, Inc.)

1100 Winter ST

Waltham, MA 02451
Attention: Justine Kelleher

Pursuant to the terms of the Stock Option Grant Notice delivered to the undersigned by Carbon Black, Inc., a Delaware corporation, dated [Insert Date of Option Grant]           , and the Notice of Assumption of Stock Option and Election to Extend Exercise Period delivered to the undersigned by Carbon Black, Inc. (fka Bit9, Inc.), a Delaware corporation (the “Company”), dated [Insert Date of Notice of Assumption of Stock Option and Election to Extend Exercise Period]           , I, [Insert Name]                 , hereby [Circle One] partially/fully exercise such option by including herein payment in the amount of $       representing the purchase price for [Fill in number of Series E-1 Shares]         shares of Series E-1 Preferred Stock, par value $0.001 per share, of the Company.  I have chosen the following form(s) of payment:

[ ]                                     1.                                      Cash

[ ]                                     2.                                      Certified or bank check payable to Carbon Black, Inc.

[ ]                                     3.                                      Other (as described in Carbon Black’s Amended and Restated 2012 Equity Incentive Plan (please describe))                                                      .

In connection with my exercise of the option as set forth above, I hereby represent and warrant to the Company as follows:

(i)                                     I am purchasing the Shares for my own account for investment only, and not for resale or with a view to the distribution thereof.

(ii)                                  I have had such an opportunity as I have deemed adequate to obtain from the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company and have consulted with my own advisers with respect to my investment in the Company.

(iii)                               I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(iv)                              I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period of time.

(v)                                 I understand that the Shares may not be registered under the Securities Act of 1933 (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act of 1933 and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirement thereof).  I further acknowledge that certificates representing Shares will bear restrictive legends reflecting the foregoing and/or that book entries for uncertificated Shares will include similar restrictive notations.

(vi)                              I have read and understand the Plan and acknowledge and agree that the Shares are subject to all of the relevant terms of the Plan.

(vii)                           I understand and agree that, as a condition to the issuance of the Shares hereunder, I will become a party to (A) that certain Seventh Amended and Restated Investor Rights Agreement by and among the Company and certain of its stockholders dated as of February 10, 2014 (as the same may be amended from time to time, the “IRA”), (B) that certain Sixth Amended and Restated Right of First Refusal and Co-Sale Agreement by and among the Company and certain of its stockholders dated as of February 10, 2014 (as the same may be amended from time to time, the “Right of First Refusal and Co-Sale Agreement”), and (C) that certain Sixth Amended and Restated Voting Agreement by and among the Company and certain of its stockholders dated as of February 10, 2014 (as the same may be amended from time to time, the “Voting Agreement”), and I shall thereby be bound by, and subject to, all the terms and provisions of the IRA, the Right of First Refusal and Co-Sale Agreement and the Voting Agreement applicable to an Investor under each of the foregoing, and that I will execute a counterpart signature page thereto promptly upon request of the Company.

(viii)                        I understand and agree that, but for the waiver made herein and in the Agreement, I would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the General Corporation Law of Delaware (any and all such rights, and any and all such other rights as I may be provided under Section 220, the “Inspection Rights”). In light of the foregoing, until the first sale of Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act, I hereby unconditionally and irrevocably waive the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 or otherwise, and covenant and agree never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing waiver shall not affect any rights of a director, in his or her capacity as such, under Section 220. The foregoing waiver shall not apply to any of my contractual inspection rights under any other written agreement between me and the Company.

(ix)                              I understand and agree that the Shares and all other shares of the Company’s Common Stock, par value $0.001 per share, Series A Preferred Stock, par value $0.001 per share, and Series E-1 Preferred Stock, par value $0.001 per share, that I currently own, or that I may acquire in the future (collectively, “Owned Shares”), may

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not be sold, assigned, transferred, pledged, encumbered or in any manner disposed of except in compliance with the Company’s Second Amended and Restated By-Laws, as amended and in effect (the “Bylaws”). I further acknowledge and agree that (a) certificates representing Owned Shares will bear restrictive legends reflecting the foregoing and/or that book entries for uncertificated Owned Shares will include similar restrictive notations and (b) a copy of the Bylaws has been made available to me.

Sincerely yours,

Name:

Address:

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